                               KIRKLAND & ELLIS
              A PARTNERSHIP INCLUDING PROFESSIONAL CORPORATIONS


                                1999 Broadway                      EXHIBIT 5.1
                            Denver, Colorado 80202

To Call Writer Direct:           303 291-3000                       Facsimile:
                                                                   303 291-3300

                               September 27, 1994




Katy Industries, Inc.
6300 S. Syracuse Way, Suite 300
Englewood, Colorado  80111

                 Re:      Registration Statement on Form S-8

Gentlemen:

                 We have acted as special counsel to Katy Industries, Inc., a Delaware corporation (the "Company") in connection with the preparation of the Form S-8 Registration Statement of the Company filed with the Securities and Exchange Commission (the "Registration Statement"), with respect to the registration of 75,000 shares of the Company's Common Stock, $1.00 par value per share (the "Shares") issuable pursuant to the Katy Industries, Inc. 1994 Key Employee and Director Stock Purchase Plan (the "Plan").

                 In connection with this opinion, we have made such inquiries, examined such documents and corporate records and relied upon such certificates of officers of the Company and public officials as we have considered necessary or appropriate for purposes of giving the opinions hereinafter set forth. We have assumed the genuineness and authenticity of all signatures on original documents, the authenticity of all documents submitted to us as originals and the conformity to originals of all documents submitted to us as copies thereof.

                 On the basis of the foregoing and subject to the assumptions, qualifications, limitations and exceptions set forth herein, we are of the opinion that, assuming the Registration Statement shall have become effective pursuant to the provisions of the Securities Act of 1933, as amended, the Shares being offered under the Plan have been duly authorized and, when duly issued in accordance with the Registration Statement and the terms of the Plan and any agreement, resolution or other instrument governing such issuance, the Shares so issued will be validly issued, fully paid and nonassessable.




Chicago             Los Angeles            New York            Washington D.C.

                               KIRKLAND & ELLIS


Katy Industries, Inc.
September 27, 1994
Page 2


                          We consent to the use of this opinion as an Exhibit
to the Registration Statement.

                                                   Very truly yours,


                                                   /s/ KIRKLAND & ELLIS